                                                                       Exhibit 5

                            Alliant Techsystems Inc.
                              600 Second Street NE
                             Hopkins, MN 55343-8384

August 4, 1999

Board of Directors
Alliant Techsystems Inc.
600 Second Street NE
Hopkins, MN 55343-8384

Gentlemen:

     A Registration Statement on Form S-8 (the "Registration Statement") is being filed on or about the date of this letter with the Securities and Exchange Commission relating to $10,000,000 of deferred compensation obligations (the "Deferred Compensation Obligations") of Alliant Techsystems Inc. (the "Company") under the Company's Management Deferred Compensation Plan (the "Plan").

     As Vice President and General Counsel of the Company, I, or other attorneys reporting to me, have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement. In such capacity, I, or other attorneys reporting to me, have examined the corporate records of the Company, including its Restated Certificate of Incorporation, as amended, its By-Laws, minutes of all meetings of its directors and stockholders, and other documents which I have deemed relevant or necessary as the basis for my opinions as hereinafter set forth.

     Based upon the foregoing, I am of the opinion that the Deferred Compensation Obligations have been duly authorized and, when created in accordance with the terms of the Plan, will be valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting enforcement of creditors' remedies or by general principles of equity.

     My opinions expressed above are limited to the laws of the State of Minnesota.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to me under the caption "Interests of Named Experts and Counsel" contained in the Registration Statement.

                                       Very truly yours,

                                       /s/ Daryl L. Zimmer

                                       Daryl L. Zimmer
                                       Vice President and General Counsel